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                                                                     EXHIBIT 3.4


                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            LAMAR ADVERTISING COMPANY
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON MAY 25, 2000

         Pursuant to Section 103(f) of the Delaware General Corporation Law (the "DGCL"), Lamar Advertising Company, a Delaware corporation (the "Corporation") hereby certifies as follows:

         1.       The name of the Corporation is Lamar Advertising Company.

         2. That a Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Certificate") was filed by the Secretary of State of Delaware on May 25, 2000 and that said Certificate requires correction as permitted by Section 103(f) of the DGCL.

         3. The inaccuracy or defect to be corrected in said Certificate is as follows: Subsection (4) of the first paragraph of ARTICLE FOURTH of the said Certificate mistakenly omitted the designation of 5,720 shares of the Corporation's Preferred Stock as Series AA Preferred Stock.

         4. Subsection (4) of the first paragraph of ARTICLE FOURTH of the Certificate is corrected to read in its entirety as follows:

                  (4) One million (1,000,000) shares of undesignated Preferred Stock, $0.001 par value per share, of which 5,720 shares shall be Series AA Preferred Stock.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed by its President this 8th day of November, 2000.

                                       LAMAR ADVERTISING COMPANY


                                       By: /s/ Kevin P. Reilly, Jr.
                                           -------------------------------------
                                           Kevin P. Reilly, Jr.
                                           President and Chief Executive Officer


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